
<ARTICLE> 5
<LEGEND>
This schedule for Fund 7 contains financial information extracted from the financial statements for the quarter ended March 31, 1997 andis qualified in its entirety by reference to such finanical statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               MAR-31-1997
<CASH>                                       1,060,699
<SECURITIES>                                         0
<RECEIVABLES>                                  181,358<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               454,862
<PP&E>                                      29,287,356<F2>
<DEPRECIATION>                            (14,525,071)<F3>
<TOTAL-ASSETS>                              16,459,204
<CURRENT-LIABILITIES>                          769,742
<BONDS>                                     12,514,323<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     3,175,139<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                16,459,204
<SALES>                                              0
<TOTAL-REVENUES>                             1,211,353<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               900,269<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             273,480
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    37,604<F8>
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes all receivables included in prepaid expenses and other assets on the balance sheet.
<F2>Includes apartment complexes of $19,284,653, retail center of $9,715,409 and deferred expenses of $287,294.
<F3>Accumulated depreciation of ($14,424,727) and accumulated amortization of
($100,34)
<F4>Represents mortgage notes payable.
<F5>Total deficit for General Partners ($253,425) and total equity of limted partners is $3,428,564.
<F6>Represents all revenue of the Partnership.
<F7>Includes operating expenses of $435,877, real estate taxes of $127,821 and depreciation and amortization of $336,571.
<F8>Net income allocated &752 to the General partners and $36,852 to the limited partners.  Average net income per unit of limited partner interest is $1.24.

